UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013 (May 30, 2013)

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 30, 2013, BlackRock, Inc. (“BlackRock”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, all director nominees were elected (Item 1). In addition, the proposal to approve the compensation of the named executive officers as disclosed in BlackRock’s proxy statement, through an advisory resolution, was approved (Item 2). Finally, the stockholders ratified the retention of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for 2013 (Item 3). The following are the voting results on each matter submitted to BlackRock’s stockholders at the Annual Meeting. The proposals below are described in detail in BlackRock’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 19, 2013, along with an amendment to the proxy statement filed on April 22, 2013.

Item 1 - Election to BlackRock’s Board of Directors of the following eight nominees:

	For	Against	Abstain	Broker Non-Votes
Abdlatif Yousef Al-Hamad	139,683,198	1,608,793	151,360	10,044,439
Mathis Cabiallavetta	139,760,574	1,535,203	147,574	10,044,439
Dennis D. Dammerman	138,294,430	3,002,781	146,140	10,044,439
Jessica P. Einhorn	140,613,489	684,798	145,064	10,044,439
Fabrizio Freda	139,761,080	1,534,960	147,311	10,044,439
David H. Komansky	137,732,366	3,566,714	144,271	10,044,439
James E. Rohr	135,443,175	5,856,006	144,170	10,044,439
Susan L. Wagner	136,081,580	5,220,966	140,805	10,044,439

Item 2 - Approval of Compensation of the Named Executive Officers (Non-Binding Advisory Resolution):

For	Against	Abstentions	Broker Non-Votes
121,688,367	19,498,828	256,156	10,044,439

Item 3 - Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm:

For	Against	Abstentions
150,402,613	931,925	153,252

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ J. Russell McGranahan
J. Russell McGranahan
Corporate Secretary

Date: June 3, 2013

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